                      Securities and Exchange Commission
                               Washington, D.C.
                                  20549-1004

                                   Form 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                     Harris Preferred Capital Corporation
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            (Exact name of registrant as specified in its charter)


              Maryland                                   36-4183096
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(State or jurisdiction of incorporation               (I.R.S. Employer
             or organization)                        Identification No.)


         111 West Monroe Street
         Chicago, Illinois                                60603
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(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
          -------------------                 ------------------------------

 __% Noncumulative Exchangeable Preferred     New York Stock Exchange, Inc.
 Stock, Series A, par value $1.00 per share


Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
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                               (Title of class)

                Information Required in Registration Statement

Item 1.  Description of Registrant's Securities to Be Registered

     The securities to be registered hereunder are shares of __% Noncumulative Exchangeable Preferred Stock, Series A, par value $1.00 per share (the "Shares"), of Harris Preferred Capital Corporation (the "Registrant"). An application for listing of the Shares has been filed with the New York Stock Exchange. A description of the Shares is contained under the caption "Description of Series A Preferred Shares" in the Prospectus included as part of the Registrant's Registration Statement on Form S-11, as amended from time to time (File No. 333-40257) filed by the Registrant under the Securities Act of 1933, as amended. Such description is incorporated by reference herein.

Item 2.  Exhibits

            1. The Registrant's Registration Statement on Form S-11, as amended from time to time (Registration No. 333-40257), is incorporated herein by this reference.

            2. The Articles of Amendment and Restatement of the Registrant are incorporated herein by this reference to Exhibit 3(a)(ii) to the Registrant's Registration Statement on Form S-11, as amended from time to time (Registration No. 333-40257).

            3. The Bylaws of the Registrant are incorporated herein by this reference to Exhibit 3(b) to the Registrant's Registration Statement on Form S-11, as amended from time to time (Registration No. 333-40257).

            4. A specimen certificate of the __% Noncumulative Exchangeable Preferred Stock, Series A, of the Registrant is incorporated herein by this reference to Exhibit 4 to the Registrant's Registration Statement on Form S-11, as amended from time to time (Registration No. 333-40257).

                                   Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     HARRIS PREFERRED CAPITAL CORPORATION



                                     By    /s/ Paul R. Skubic,
                                          ------------------------------------
                                               Paul R. Skubic,
                                               President



January 20, 1998